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                                                               EXECUTION COPY

                        COMMON STOCK INVESTMENT AGREEMENT

                  COMMON STOCK INVESTMENT AGREEMENT ("Agreement") dated as of August 23, 2000 among CONSTELLATION 3D, INC., a Florida corporation (the "Company"), and each person or entity listed as an investor on Schedule I attached to this Agreement (each individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company desires to sell and issue to the Investors, and the Investors, severally, not jointly, wish to purchase from the Company, (i) an aggregate number of shares of the Company's Common Stock, $.001 par value ("Common Stock") calculated by dividing $5,000,000 by the Share Purchase Price (as hereinafter defined) (all of such shares of Common Stock being the "Initial Shares"), (ii) five (5) year warrants, in the form attached hereto as Annex A, to purchase 196,984 shares of Common Stock at an initial exercise price of $14.6656 per share (the "Initial Warrants"), (iii) warrants, in the form attached hereto as Annex B, to purchase a number of shares of Common Stock calculated pursuant to a formula set forth therein (the "Adjustment Warrants") and (iv) one (1) year warrants, in the form attached hereto as Annex C, to purchase 246,229 shares of Common Stock at an initial exercise price of $10.15313 and additional Adjustment Warrants pertaining to such shares of Common Stock (the "Optional Warrants" and together with the Initial Warrants and the Adjustment Warrants, the "Warrants"), all on the terms and conditions described below;

                  WHEREAS, the Investors may be entitled to receive additional shares of Common Stock from the Company ("Anti-Dilution Shares") upon the occurrence of certain events described in Section 7.1 below; and

                  WHEREAS, the Initial Shares, the Anti-Dilution Shares, the shares of Common Stock underlying the Initial Warrants (the "Warrant Shares"), the shares of Common Stock underlying the Adjustment Warrants (the "Adjustment Shares"), the shares of Common Stock underlying the Optional Warrants (the "Optional Warrant Shares") and the MDP Shares (as defined in the Registration Rights Agreement) (collectively being the "Registrable Securities") will carry registration rights, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form annexed hereto (the "Registration Rights Agreement").

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                    Purchase and Sale of Shares and Warrants
                    ----------------------------------------

         Section 1.1 Issuance of Initial Shares and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Investors, and the Investors, severally, not jointly, shall purchase from the Company, the number of Initial Shares and Warrants indicated next to the Investors' names on
Schedule I attached hereto.


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         (a) Purchase Price. The purchase price for the Initial Shares and
Warrants to be acquired by each Investor (the "Purchase Price") shall be the Purchase Price set forth next to each such Investor's name on Schedule I. The purchase price per share of Common Stock (the "Share Purchase Price") shall equal ninety percent (90%) of the average of the closing bid prices of a share of Common Stock on the Principal Market on the 5 Trading Days leading up to and ending on the day prior to the Closing Date, or $10.15313 (and as such term is used in this Agreement, it shall be adjusted proportionately for stock splits, reverse stock splits, stock dividends, recapitalizations, and the like). For purposes of this Agreement, the term "Principal Market" shall mean the OTC Bulletin Board or if the Common Stock is not quoted thereon, on such exchange or market (which for purposes of this Agreement shall mean the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System and the NASDAQ Small Cap Market) upon which the Common Stock is principally traded or quoted, and "Trading Day" shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

         (b) The Closing.

                  (i) The closing of the purchase and sale of the Initial Shares and Warrants (the "Closing") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("KKWC"), on the date hereof (the "Closing Date").

                  (ii) On the Closing Date, the Company shall deliver to the Investors all the Initial Shares, with the number and denomination of certificates requested by the Investors, and the Warrants purchased hereunder, each registered in the name of each such Investor or its nominee. On the Closing Date, each Investor shall deliver its Purchase Price by wire transfer, to an account designated in writing by the Company. In lieu of delivering physical certificates representing the Initial Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of an Investor, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Initial Shares to such Investor by crediting the account of such Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals described herein. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. Additionally, at the Closing the Company shall pay (or Halifax Fund, L.P. shall pay for the account of the Company, with such payment being credited towards Halifax Fund, L.P.'s payment of its Purchase Price) to KKWC its legal fees and disbursements as set forth in Section 3.4.

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                                   ARTICLE II
                         Representations and Warranties
                         ------------------------------

     Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investors as of the Closing Date and as of the date of an exercise of the Optional Warrant (with the Schedules referenced herein updated, as necessary, and delivered to the Investors prior to the delivery of the Optional Warrant Shares):

         (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries (defined as any entity of which the Company owns, directly or indirectly, 50% or more of the equity or voting power) other than the subsidiaries listed in the Pre-Agreement SEC Documents (as defined herein). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. Except where specifically indicated to the contrary, all references in this Article II to the Company shall be deemed to refer to the Company and its consolidated subsidiaries. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

         (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement (the "Transaction Documents") and to issue the Initial Shares, the Warrant Shares, the Adjustment Shares, the Optional Warrant Shares, the Anti-Dilution Shares, the MDP Shares and the Warrants (collectively, the "Securities") in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Registrable Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company and (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

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         (c) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock; as of July 31, 2000 there were 51,501,609 shares of Common Stock and no shares of preferred stock issued and outstanding; and, except as set forth on Schedule 2.1(c), no shares of Common Stock and no shares of preferred stock were reserved for issuance to persons other than the Investors. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and non-assessable. No shares of capital stock are entitled to preemptive rights and, except as set forth on
Schedule 2.1(c), there are no outstanding options and outstanding warrants for shares of Common Stock (excluding the Warrants). Except as set forth on Schedule 2.1(c)(i), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Included as exhibits to the SEC Documents are a true and correct copy of the Company's Certificate of Incorporation (the "Charter"), as in effect on the date hereof, and a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

         (d) Issuance of Registrable Shares. The Registrable Securities are duly authorized and reserved for issuance and, when issued in accordance with this Agreement or upon exercise in accordance with the Warrants, the Registrable Securities, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and, subject to the registration of such shares in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act" or the "Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be entitled to be quoted and/or listed (as the case may be) on the OTC Bulletin Board (or the American Stock Exchange, the New York Stock Exchange, Nasdaq Small Cap Market or the Nasdaq National Market System collectively, the "Approved Markets"), and the holders of such Registrable Shares shall be entitled to all rights and preferences then accorded to a holder of Common Stock. The outstanding shares of freely tradable Common Stock are currently quoted on the OTC Bulletin Board.

         (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the issuance of the Securities do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party (collectively, "Company Agreements"), or
(iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except (other than in the case of clause (i) above) where such



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violation would not reasonably be expected to have a Material Adverse Effect.
The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with (i) its Charter and By-Laws, (ii) all Company Agreements and (iii) all applicable laws, ordinances or regulations of any governmental entity, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. Except for filings, consents and approvals required under applicable state and federal securities laws, rules or regulations, or the rules and regulations of the Approved Markets and covered by the Registration Rights Agreement, the Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or to issue and sell the Securities, except for the registration provisions provided in the Registration Rights Agreement.

         (f) SEC Documents; No Non-Public Information; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company and its subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including all such proxy information, solicitation statement and registration statements, and any amendments thereto required to have been filed as of the Closing Date (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has not directly or indirectly provided, and will not directly or indirectly provide, to the Investors any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company and its subsidiaries, and no event or circumstance has occurred prior to the date hereof or will have occurred on the Closing Date which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading but which has not, or will have not, been so disclosed.

         (g) Financial Statements. The financial statements of the Company and its subsidiaries included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of each of the Company and its subsidiaries for the fiscal year ending December 31, 1999 have


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been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries, as the case may be, as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (h) Principal Exchange/Market. The principal market on which the Common Stock is currently quoted is the OTC Bulletin Board.

         (i) No Material Adverse Change. Except as disclosed in the Pre-Agreement SEC Documents, since December 31, 1999, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries on a consolidated basis.

         (j) No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations not disclosed in the Pre-Agreement SEC Documents (as defined below), other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since December 31, 1999, which liabilities, individually or in the aggregate, do not have a Material Adverse Effect on the Company or its direct or indirect subsidiaries.

         (k) No Undisclosed Events or Circumstances. To the best knowledge of the Company, no material event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

         (l) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

         (m) No Integrated Offering. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities.

         The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the NASDAQ National Market System.

         (n) Form S-1. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-1 under the Act and rules promulgated thereunder, and Form S-1 is permitted to be used for the transactions contemplated hereby under the Act and rules promulgated thereunder.

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         (o) Intellectual Property. The Company and/or its wholly-owned subsidiaries owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. The Company and its subsidiaries have all intellectual property rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company and its subsidiaries have no reason to believe that the material intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and except as disclosed on Schedule 2.1(o) no director or officer of the Company or any of its subsidiaries has received notice of any alleged infringement or conflict, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect if proven true. The Company and its subsidiaries have no actual knowledge of any infringement of its intellectual property by any third party.

         (p) Poison Pill Provisions. Neither Company nor its wholly-owned subsidiaries have a stockholder rights plan. None of the acquisition of the Securities nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to the exercise of the Warrants will in any event under any circumstance trigger the poison pill provisions of any other or subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

         (q) No Litigation. Except as set forth in the reports or documents filed at least 5 Trading Days prior to the Closing Date by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (the "Pre-Agreement SEC Documents"), no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely affect the transactions contemplated hereby. There is no legal proceeding described in the Pre-Agreement SEC Documents that could reasonably be expected to have a Material Adverse Effect on the Company.

         (r) Brokers. The Company has taken no action which would give rise to any claim by any person, other than The Shemano Group and Koor Underwriters Ltd., for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby. The Company shall be responsible for any payments to all such brokers.

         (s) Other Investors. Except as set forth on Schedule 2.1(s)(i), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth on Schedule 2.1(s)(ii), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution or similar rights that would be affected by the issuance of any of the Securities.


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         (t) Certain Transactions. Except as disclosed in the Pre-Agreement SEC
Documents and except as disclosed on Schedule 2.1(t), none of the officers, directors, or key employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         (u) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

         (v) No Reliance on Investors. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the performance hereunder and thereunder and the transactions contemplated hereby and thereby. The Company further represents to the Investors that the Company's decision to enter into the Transaction Documents and the performance hereunder and thereunder has been based solely on the independent evaluation by the Company and its representatives.

         (w) Foreign Corrupt Practices Act. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government or party official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

         (x) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable anti-takeover provision contained in the Company's Certificate of Incorporation or By-Laws or Florida law which is or could become applicable to the Investors as a result of the transactions contemplated by the Transaction Documents, including, without limitation, the Company's issuance of the Common Stock and the Investors' ownership of Common Stock.


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         (y) Acknowledgement of Dilution. The number of shares of Common Stock constituting the Initial Shares, Anti-Dilution Shares, MDP Shares, Adjustment Shares, Optional Warrant Shares and Warrant Shares may increase substantially in certain circumstances. The Company acknowledges that its obligation to issue shares of Common Stock in accordance with the Transaction Documents is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

     Section 2.2 Representations and Warranties of the Investors. Each Investor as to itself only, hereby makes the following representations and warranties to the Company as of the Closing Date and as of the date of an exercise of an Optional Warrant by such Investor:

         (a) Organization and Qualification. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on such Investor.

         (b) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder, (ii) the execution and delivery of the Transaction Documents by such Investor and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate or partnership action, and (iii) the Transaction Documents constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         (c) No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation by such Investor of the transactions contemplated thereby do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under the Transaction Documents.

         (d) Investment Representations.

                  (i) Access to Other Information. Such Investor acknowledges that the Company has made available to such Investor the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which such Investor considers relevant or appropriate in connection with entering into this Agreement.

                  (ii) Risks of Investment. Such Investor acknowledges that the Securities have not been registered under the Act. Such Investor is familiar with the provisions of Rule 144 and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act or some other exemption from the registration requirements of the Act will be required in order to dispose of the Registrable Shares, and that such Investor may be required to hold the Registrable Shares for a significant period of time prior to reselling them, subject to the Company successfully registering the Registrable Shares pursuant to the Registration Rights Agreement. Such Investor is capable of assessing the risks of an investment in the Registrable Shares and is fully aware of the economic risks thereof.

                  (iii) Investment Representation. Such Investor is purchasing the Initial Shares and Warrants, and may purchase the, Warrant Shares, the Adjustment Shares and the Optional Warrant Shares in each case, for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell any Securities in violation of federal or state securities laws and such Investor has no present arrangement (whether or not legally binding) to sell any Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

                  (iv) Restricted Securities. Such Investor acknowledges and understands that the terms of issuance have not been reviewed by the SEC or by any state securities authorities and that the Securities have been issued in reliance on the certain exemptions for non-public offerings under the Act, which exemptions depend upon, among other things, the representations made and information furnished by such Investor, including the bona fide nature of such Investor's investment intent as expressed above.

                  (v) Ability to Bear Economic Risk. Such Investor is an "accredited" investor as defined in Rule 501 of Regulation D, as amended, under the Act, and that it (i) is able to bear the economic risk of its investment in the Securities, (ii) is able to hold the Securities for an indefinite period of time, (iii) can afford a complete loss of its investment in the Securities and (iv) has adequate means of providing for its current needs.

                  (vi) No Public Solicitation. At no time was such Investor presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance.

                  (vii) Reliance by the Company. Such Investor understands that the Securities are being or will be, as the case may be, offered and sold and will be issued, in reliance on a transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities.

         (e) Brokers. Except for the brokers listed in Section 2.1(r), such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to the Transaction Documents or the transactions contemplated thereby. All fees and amounts payable to the brokers listed in Section 2.1(r) shall be solely the responsibility of the Company.

                                   ARTICLE III
                                    Covenants
                                    ---------

         Section 3.1 Registration and Listing; Effective Registration. Until the earlier of (i) five (5) years from the Closing Date and (ii) the date on which the Investors neither hold any Registrable Securities nor have the right to acquire any Registrable Securities, the Company will cause the Common Stock issuable upon the exercise of the Warrants to continue at all times to be registered under Section 12(b) or Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until the earlier of (i) five (5) years from the Closing Date and (ii) the date on which the Investors neither hold any Registrable Securities nor have the right to acquire any Registrable Securities, the Company shall continue the listing and/or quoting of the Registrable Securities on the OTC Bulletin Board or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Registrable Securities are listed and/or quoted, as the case may be. The Company shall cause the Registrable Securities to be quoted on the OTC Bulletin Board no later than the registration of the Registrable Securities under the Act, and at all times shall continue such listing(s) and/or quoting on one of the Approved Markets. As used herein and in the other Transaction Documents, the term "Effective Registration" shall mean: (i) the Company is in compliance with the Transaction Documents; (ii) the resale of Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement and such registration statement is not subject to any suspension or stop orders; (iii) the resale of such securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) the securities are listed on an Approved Market and are not subject to any trading suspension; (v) no Interfering Event (as described in the Registration Rights Agreement) then exists; and (vi) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.

         Section 3.2 Warrants on Exercise. Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Investor (or holder) within 3 Trading Days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares, Adjustment Shares or Optional Warrant Shares, as the case may be, in accordance with the terms of such Warrants.

         Section 3.3 Replacement Certificates. The certificate(s) representing the Securities held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Securities as requested by such Investor (or such holder) upon surrendering the same. The Company will deliver such substitute certificates within 3 trading days. No service charge will be made for such registration or transfer or exchange.

     Section 3.4 Expenses. The Company shall pay to KKWC in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to the same, all reasonable legal fees and expenses incurred by the Investors in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement and the Warrants. At the Closing, the Company shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for the completion of the transaction, including post-closing matters). In the event such amount is ultimately less than actual fees and expenses, the Company shall promptly pay such deficiency to KKWC upon receipt of an invoice therefor. In lieu thereof, Halifax Fund, L.P. may pay such amounts due to KKWC, with the amount of such payment being credited towards the payment of its Purchase Price.

     Section 3.5 Securities Compliance. The Company shall notify the SEC, in accordance with their requirements, of the transactions contemplated by Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities.

     Section 3.6 Dividends or Distributions; Purchases of Equity Securities. For so long as any Warrants remain outstanding, the Company agrees that it shall not
(a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock (other than dividends payable in Common Stock) in their capacity as shareholders, or (b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or other equity security of the Company; provided that the Company may purchase or acquire shares of Common Stock that are hereafter issued to employees pursuant to employment, stock repurchase or other similar agreements.

     Section 3.7 Notices. The Company agrees to provide all holders of Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

     Section 3.8 Use of Proceeds. The Company agrees that the proceeds received by the Company from the sale of the Initial Shares and Warrants hereunder shall be used for general corporate purposes.

     Section 3.9 Notification of Additional Financings; Adjustments. The Company agrees that until the first anniversary of the Closing Date, the Investors shall have a right of first refusal with respect to all non-public capital raising transactions as set forth in this Section 3.9. The Company shall give advance written notice to the Investors prior to any offer or sale of any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities in a non-public capital raising transaction, including, without limitation, all private placements, equity lines and private financings (each a "Financing Transaction"). The Investors shall have 10 business days from receipt of such notice to deliver a written notice to the Company that one or more of such Investors elects to exercise its right of first refusal. If, subsequent to the Company giving notice to the Investors hereunder, the terms and conditions of the proposed Financing Transaction are changed in any way, the Company shall be required to provide a new notice to the Investors hereunder and the Investors shall have the right of refusal again to purchase all of the securities in the offering on such changed terms and conditions as provided hereunder. In such event, if such other Financing Transaction provides for non-cash consideration, in whole or in part, from such other potential investor(s), the Investors shall still have the right to participate in the Financing Transaction as provided herein, provided that cash or cash equivalents may be substituted by the Investors for such non-cash consideration. This right of first refusal shall continue even if the Investors elect not to participate in one or more Financing Transactions. Notwithstanding anything herein to the contrary, this right of first refusal shall not apply to issuances of the Company's securities pursuant to (i) the Company's current or future employee, director or bona fide consultant options plans and/or compensation arrangements, (ii) strategic corporate alliances not undertaken principally for financing purposes, and (iii) revolving or term loans provided to the Company by federal or state chartered banks or thrifts.

     Section 3.10 Reservation of Stock Issuable Upon Exercise of the Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants and the issuance of Anti-Dilution Shares and MDP Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the full exercise of the Warrants and issuance of the Anti-Dilution Shares and MDP Shares and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of the Warrants and issuance of the Anti-Dilution Shares and MDP Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of the exercise of the Warrants and the issuance of the Anti-Dilution Shares and MDP Shares such number of authorized but unissued shares of Common Stock that is at least equal to 150% of the aggregate shares issuable upon exercise of the Initial Warrants and the Optional Warrants, plus 300% of the number of Initial Shares, which numbers shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within 30 days of its start, then the Investors will be entitled to the compensatory payments specified in Section 2(b)(i) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the full exercise of the Warrants, the Investors shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement.

     Section 3.11 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article 3 of this Agreement.

     Section 3.12 Limitations on Transfers. The Company shall not contribute or transfer its assets to any of its subsidiaries, other than a subsidiary that has delivered its guarantee to the Investors in form and substance satisfactory to the Investors.

     Section 3.13 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities, as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the applicable Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date.

     Section 3.14 Nasdaq Rule. The Investors shall, in the aggregate, be entitled to exercise Adjustment Warrants (with respect to the Initial Shares only) for Adjustment Shares and receive Anti-Dilution Shares resulting in a total of 10,295,171 shares of Common Stock (19.99% of the Common Stock issued and outstanding on the date hereof, which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock) (the "20% Cap"). Each Investor shall be entitled to receive Adjustment Shares and Anti-Dilution Shares such that, together with its Initial Shares, it will own such total number of shares of Common Stock equal to such Investor's pro rata share of the 20% Cap. An Investor shall have the right to receive cash payments from the Company for all shares of Common Stock that this
Section 3.14 renders the Company incapable of issuing to such Investor ("Deficiency Shares") at the Premium Redemption Price for such Deficiency Shares (as defined in the Registration Rights Agreement). If an Investor has received its Adjustment Shares and Anti-Dilution Shares but has not depleted the total number of pro rata shares allocated to it, its remaining pro rata shares shall be reallocated amongst the Investors still to receive Adjustment Shares and/or Anti-Dilution Shares on a pro rata basis. If applicable, the restrictions and redemption obligations set forth in this Section 3.14 shall cease to apply if
(a) the Company obtains written shareholder approval to issue Common Shares in excess of the 20% Cap pursuant to Nasdaq Rule 4460 or (b) the Company provides the Investors with irrevocable written notice, based upon the advice of its counsel, that any such issuance of Common Shares is not subject to the 20% Cap pursuant to Nasdaq Rule 4460. The Company will use its best efforts promptly to obtain either the shareholder approval or the irrevocable notice described in the preceding sentence and to provide the Investors with a copy of same. Without limiting the foregoing, the Company shall solicit the aforementioned shareholder approval at the next shareholders meeting (for whatever purpose it may be called) which, in any event, shall not be later than December 31, 2000 in which the Company will solicit the aforementioned shareholder approval, will solicit proxies in favor of issuing Common Shares in excess of the 20% Cap and will use its best efforts to have all affiliates of the Company which own or control shares of Common Stock to vote their shares in favor of such resolution.

     Section 3.15 Transactions With Affiliates. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

     Section 3.16 Press Release. Immediately following the Closing, the Company shall issue a press release in the form set forth in Exhibit 3.16 hereto. Investors shall have the opportunity to review such press release prior to its issuance. No press release shall name the Investors except as shall be required by law. If the Company fails to issue a press release within 2 business days of the Closing, the Investors may issue a press release covering the Closing and complying with any legal requirement applicable to the Investors.

     Section 3.17 Reporting Lack of Effective Registration. The Company shall promptly notify each Investor in writing if there shall ever be a lack of Effective Registration, as well as when Effective Registration is re-established.

     Section 3.18 Rule 144. With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, until such time as all of the Securities may be freely sold to the public under Rule 144(k) (or any successor thereto), to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company's other obligations under this Agreement and the filing of such reports and other documents is required for the applicable provisions of Rule 144); and

         (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

     Section 3.19 The Company agrees to use its best efforts to have the Common Stock listed on the NASDAQ National Market System as expeditiously as possible.

                                   ARTICLE IV
                             Conditions to Closings
                             ----------------------

     Section 4.1 Conditions Precedent to the Obligation of the Company to Sell. The obligation hereunder of the Company to issue and/or sell the Initial Shares and Warrants to the Investors at the Closing is subject to the satisfaction at or before the Closing of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of the Investors will be true and correct as of the date when made and as of the Closing Date.

         (b) Performance by the Investors. The Investors shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investors at or prior to the Closing including payment of the applicable purchase price.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

     Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase. The obligation hereunder of the Investors to acquire and pay for the Initial Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Investors' benefit and may be waived by the Investors at any time in their sole discretion.

         (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing date as though made at that time (except for representations and warranties expressly as of an earlier date, which shall be true and correct in all material respects as of such date).

         (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including, without limitation, delivery of certificates representing the applicable Securities.

         (c) Trading and/or Quotation. Trading in and/or quotation of the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on an Approved Market.

         (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by Transaction Documents. The NASD shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

         (e) Opinion of Counsel. The Investors shall have received an opinion of counsel to the Company in the applicable form attached hereto as Exhibit 4.2(e) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the closing.

         (f) Registration Rights Agreement. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

         (g) Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' counsel, executed by an officer of the Company, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-laws, good standing and authorizing resolutions of the Company.

         (h) Diligence. The Investors shall have completed their business, financial and legal due diligence to their sole satisfaction.

         (i) Miscellaneous. The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by this Agreement as the Investors or their counsel may reasonable request.

     Section 4.3 Closing Date Deliveries.


         (a) On the Closing Date, the Company shall deliver to the Investor:

                  (i) Certificates representing the Initial Shares;

                  (ii) Warrants in the form attached as Annex A, Annex B and Annex C;

                  (iii) The certificate referred to in Section 4.2(g) above;

                  (iv) The executed Registration Rights Agreement; and

                  (v) The opinion of counsel referred to in Section 4.2(e) above.

         (b) On the Closing Date, the Investors shall deliver to the Company:

                  (i) The Purchase Price set forth on Schedule I hereto; and

                  (ii) The executed Registration Rights Agreement.

                                   ARTICLE V
                                Legend and Stock
                                ----------------

         Each certificate representing the Common Stock issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Company agrees to reissue within 3 trading days certificates for Common Stock without the legend set forth above at such time as such Common Stock (i) is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, (ii) are registered pursuant to an effective registration statement, or (iii) may be sold pursuant to Rule 144.

         Any Common Stock issued pursuant to exercise of Warrants shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Stock and the Company shall issue new certificates without such legend if (i) such Common Stock is registered for resale under the 1933 Act, (ii) such Common Stock may be sold pursuant to Rule 144, or (iii) such Common Stock is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon the applicable trade date of each such sale, the Company agrees to issue within 3 trading days new certificates representing such Common Stock without such legend. The Investors agree to sell the Common Stock represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Investors by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

                                   ARTICLE VI
                                 Indemnification
                                 ---------------

         (a) In consideration of the Investors' execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investors and all of their partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, and (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of the Investor or holder of the Securities or Warrants as investors in the Company, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII shall be the same as those set forth in
Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

         (b) In consideration of the Company's execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement, each Investor, severally and not jointly, shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors and employees, and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by such Investor in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of such Investor contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, and (c) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by an Investor may be unenforceable for any reason, such Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII shall be the same as those set forth in
Section 6 (other than Section 6(a)) of the Registration Rights Agreement, adjusted as applicable. Notwithstanding the above, in no event shall an Investor's indemnification obligations under this Agreement exceed such Investor's Purchase Price.

                                  ARTICLE VII
                         Adjustments; 9.99% Limitation.
                         ------------------------------

     Section 7.1 Purchase Price Adjustments.


         (a) Required Adjustments. Subject to the exclusions contained in
Section 7.1(f) below, if during the MFN Period (defined below) the Company issues or sells any shares of Common Stock at a Per Share Selling Price (as defined below) lower than either (i) the Share Purchase Price, or (ii) at a discount from Fair Market Value greater than 10%, the Share Purchase Price of the Initial Shares and the Optional Warrant Shares sold to the Investors hereunder shall be adjusted downward (the "Adjusted Per Share Purchase Price") to equal the lower of (x) such lower Per Share Selling Price or (y) the product of (A) the Share Purchase Price divided by .9 and (B) 1.00 minus the discount from Fair Market Value (as defined in the Initial Warrant) in such transaction (expressed as a fraction) and the Investors shall be entitled to receive the additional shares (the "Anti-Dilution Shares") as provided by Section 7.1(c), subject to Section 7.1(d). The Company shall give the Investors written notice of, and issue a press release announcing, any such sale within 24 hours of the closing of any such sale.

         (b) Definitions.

                  (i) For the purposes of this Section 7.1, the term "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Investors.

                  (ii) The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Act.

                  (iii) The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to the investor (the "New Investor") the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

                  (iv) The term "MFN Period" shall mean, with respect to the Initial Shares, the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, and with respect to the Optional Warrant Shares, the period commencing on the date the Investor receives such shares and ending on the second anniversary of such date.

         (c) Adjustment Mechanism. Subject to Section 7.1(d) below, if an adjustment of the Share Purchase Price is required pursuant to Section 7.1(a), the Company shall deliver to the Investors within 10 business days of the closing of the transaction giving rise to the adjustment (as may be adjusted pursuant to Section 7.1(d) below, the "Delivery Date") each Investor's pro-rata share of such number of additional shares of Common Stock equal to (i) the Purchase Price paid by the Investor divided by the Adjusted Per Share Purchase Price as required under Section 7.1(a), minus (ii) the sum of (x) the total number of Initial Shares or Optional Warrant Shares, as applicable, and (y) Anti-Dilution Shares previously delivered to that Investor hereunder with respect to such shares; provided however, that the Company shall effect such adjustment in cash, in whole or in part, to the extent required by Section 7.1(d). In the event the Company fails to deliver the additional shares by the Delivery Date, the Company shall be liable to the Investors for a Monthly Delay Payment (as defined in the Registration Rights Agreement) with respect to such additional shares.

         (d) Limitation on Number of Shares.

                  (i) Notwithstanding anything to the contrary contained herein, the number of Anti-Dilution Shares and MDP Shares that may be acquired by any Investor shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Investor (other than by virtue of the ownership of securities or rights to acquire securities (including this Section 7.1) that have limitations on the Investor's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right
         (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a change of control transaction (including without limitation a transaction that would result in a transfer of more than 50% of the Company's voting power or equity, or a transaction that would result in a person or "group" being deemed the beneficial owner of 50% or more of the Company's voting power or equity).

                  (ii) Each Investor covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such Investor will not acquire shares of Common Stock pursuant to any right (including pursuant to this Section 7.1) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Investor and its Aggregation Parties (ignoring all dispositions) would exceed:

                  (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

                  (y) the number of shares of Common Stock actually owned by such Investor and its Aggregation Parties at the commencement of the Covenant Period.

A new and independent covenant will be deemed to be given by the Investor as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Investor agrees to comply with each such covenant. This
Section 7.1(d)(ii) controls in the case of any conflict with any other provision of this Agreement or any agreement entered into in connection herewith.

                  (iii) The Company's obligation to issue Common Stock which would exceed such limits referred to in this Section 7.1(d) shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

                  (iv) If by way of any adjustment required by this Section 7.1, the Investor would receive a number of shares of Common Stock such that the total number of such shares held by the Investor as of the date of such adjustment would equal or exceed the Restricted Ownership Percentage, then the Company shall not effect the adjustment required by this Section only to the extent necessary to avoid causing the aforesaid limitation to be exceeded. With respect to such shares of Common Stock which may not be issued to an Investor on the Delivery Date due to the limitation contained in this paragraph ("Excess Shares"), the Delivery Date for such Excess Shares, or any portion thereof from time to time as specified by the Investor, shall be extended to such date which is 8 calendar days following delivery of written notice to the Company from the Investor stating that the Excess Shares (or such portion thereof), are no longer subject to the limitation contained in this paragraph since such Excess Shares (or portion thereof) may be issued without violating the Restricted Ownership Percentage.

         (e) Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of Section 7.1 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

         (f) Exclusions. Section 7.1(a) shall not apply to:

                  (i) sales of shares of Common Stock by the Company pursuant to the provisions of any existing option, compensation or similar plan or agreement heretofore adopted by the Company; provided, that the primary purpose of any such plan or agreement is not the raising of capital;

                  (ii) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof; or

                  (iii) sales of shares of Common Stock by the Company (in one or more tranches to the same or different purchasers) that, in the aggregate, have a fair market value of less than $500,000 at the time(s) they are sold.

         (g) Rule 144. The Company agrees to take the position that, for purposes of determining the holding period under Rule 144 for Anti-Dilution Shares and MDP Shares, the holding period of such shares shall be tacked to the holding period of the Initial Shares.

                                  ARTICLE VIII
                          Governing Law; Miscellaneous.
                          -----------------------------

     Section 8.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE EXECUTED AND PERFORMED EXCLUSIVELY IN NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY.

     Section 8.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     Section 8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     Section 8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     Section 8.5 Entire Agreement; Amendments; Waivers.


         (a) This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investors make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         (b) The Investors may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Investors may specify in such notice) any of their respective rights (but not obligations) under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Investors in accordance with its terms.

     Section 8.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                           Constellation 3D, Inc.
                           230 Park Avenue
                           Suite 453
                           New York, New York  10169
                           Telephone:  212-983-1107
                           Facsimile:  212-983-1108
                           Attention:  Eugene Levich, President

         with a copy to:

                           Blank Rome Comisky & McCauley LLP
                           One Logan Square
                           Philadelphia, PA  19103
                           Telephone:  215-569-5754
                           Facsimile:  215-569-5628
                           Attention:  Alan L. Zeiger, Esq.

         If to the Investors:

                           To each Investor at the address and/or fax number set forth in Schedule I of this Agreement.

         with a copy to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue
                           New York, New York 10176
                           Telephone:  212-986-6000
                           Facsimile:  212-986-8866
                           Attention:  Stephen M. Schultz, Esq.

         Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

     Section 8.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. An Investor may assign some or all of its rights hereunder without the consent of the Company in connection with any sale or transfer of all or any portion of the Securities held by such Investor.

     Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 8.9 Survival. The representations, warranties and agreements of the Company and the Investors contained in the Agreement shall survive the Closing.

     Section 8.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 8.11 Remedies. Each Investor and each Permitted Assignee shall have all rights and remedies set forth in this Agreement, the Warrants and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Each Investor and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

     Section 8.12 Days. Unless the context refers to "business days" or "trading days," all references herein to "days" shall mean calendar days.

     Section 8.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Investors exercise a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investors may rescind or withdraw, in their sole discretion from time to time upon written notice to the Company, any such notice, demand or election in whole or in part without prejudice to its future actions and rights.

     Section 8.14 Obligations Absolute. The Company's obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction. This Section 8.14 shall not be deemed a waiver by the Company of any of its rights at law under this Agreement to sue an Investor for a breach of its representations, warranties, covenants and/or obligations under this Agreement.

     Section 8.15 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without the express written agreement of such Investor (such agreement not to be unreasonably withheld), unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, reasonably in advance of the release of such announcements.

     Section 8.16 Like Treatment of Investors and Holders. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion of Debentures or exercise of the Securities, or otherwise, to any Investor or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment. of any terms or provisions of the Transaction Documents, unless such consideration is required to be paid to all Investors or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Investors or holders of Securities, as the case may be, on identical terms.

     Section 8.17 Actions of Investors. Notwithstanding anything herein to the contrary, the actions and obligations of the Investors hereunder shall at all times be considered several and not joint, and the Investors are, under no circumstances, agreeing to act jointly with respect to the Securities or any of their actions or obligations under the Transaction Documents.

                                    * * * * *

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed as of the date and year first above written.


                             CONSTELLATION 3D, INC.


                             By: /s/ E. Levich
                                ------------------------------------------
                                Name:    Eugene Levich
                                Title:   President


                             INVESTORS:

                             HALIFAX FUND, L.P.


                             By: /s/ Steven W. Weiner
                                ------------------------------------------
                                Name:  Steven Weiner
                                Title: Managing Director
                                       The Palladin Group, L.P.
                                       As Investment Advisor





               Signature page to Common Stock Investment Agreement

List of Schedules
-----------------

Schedule 1               List of Investors

Schedule 2.1(c)          Reservation of Common Shares and Preemptive Rights

Schedule 2.1(c)(i)       Convertible Securities

Schedule 2.1(o)          Intellectual Property

Schedule 2.1(s)(i)       Outstanding securities entitled to registration rights

Schedule 2.1(s)(ii)      Outstanding securities affected by the issuance
                           of Securities

Schedule 2.1(t)          Certain Transactions


List of Exhibits
----------------

Exhibit 3.16            Press Release

Exhibit 4.2(e)          Opinion of Counsel

Exhibit 4.2(f)          Registration Rights Agreement


Annexes
-------

Annex A                 Initial Warrant

Annex B                 Adjustment Warrant

Annex C                 Optional Warrant

                                   SCHEDULE 1
                                   ----------



                                                              Number of              Number of
        Investor                     Address                Initial Shares        Initial Warrants        Purchase Price
        --------                     -------                --------------        ----------------        --------------
Halifax Fund, L.P.        c/o The Palladin Group, L.P.         492,459                196,984               $5,000,000
                              195 Maplewood Avenue
                              Maplewood, N.J. 07040
                             Attention: Steve Weiner
                            Telephone: (973) 313-6478

